EXHIBIT 11


                       HEICO CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


Following are details of the computation of earnings per share:


                                                                     YEAR ENDED OCTOBER 31,
                                    ---------------------------------------------------------------------------------------
                                             1997                       1996                             1995
                                    ---------------------   -----------------------------   -----------------------------
                                                  FULLY                         FULLY                           FULLY
                                     PRIMARY     DILUTED       PRIMARY         DILUTED         PRIMARY         DILUTED
                                    ---------   ---------   -------------   -------------   -------------   -------------
Weighted average number of
  common shares outstanding         8,026,906   8,026,906       7,786,389       7,786,389       7,538,238       7,538,238

Common stock equivalents arising
  from dilutive stock options (1)   1,585,299   1,865,007       1,068,337       1,100,692         415,317         526,539
                                    ---------   ---------   -------------   -------------   -------------   -------------

                                    9,612,205   9,891,973       8,854,726       8,887,081       7,953,555       8,064,777
                                    =========   =========   =============   =============   =============   =============


Net income:

From continuing operations
  before cumulative effect
  of change in accounting
  principle                         $     .73   $     .71   $        .41    $         .41   $         .18   $         .18

From discontinued operations             --          --     $        .11    $         .11   $         .16   $         .15
From gain on sale of dis-
  continued operations                   --          --     $        .59    $         .59            --              --

From cumulative effect
  of change in
  accounting principle                   --          --              --              --              --              --
                                    ---------   ---------   -------------   -------------   -------------   -------------

Net income per share                $     .73   $     .71   $        1.11   $        1.11   $         .34   $         .33
                                    =========   =========   =============   =============   =============   =============


                                                        YEAR ENDED OCTOBER 31,
                                    --------------------------------------------------------------
                                                 1994                           1993
                                     -----------------------------   -----------------------------
                                                         FULLY
                                        PRIMARY         DILUTED         PRIMARY         DILUTED
                                     -------------   -------------   -------------   -------------
Weighted average number of
  common shares outstanding              7,472,748       7,472,748       7,667,281       7,667,281

Common stock equivalents arising
  from dilutive stock options (1)           94,696          94,696         118,013         190,521
                                     -------------   -------------   -------------   -------------

                                         7,567,444       7,567,444       7,785,294       7,857,802
                                     =============   =============   =============   =============


Net income:

From continuing operations
  before cumulative effect
  of change in accounting
  principle                          $         .09   $         .09   $         .09   $         .09

From discontinued operations         $         .11   $         .11   $         .03   $         .03
From gain on sale of dis-
  continued operations                        --              --              --              --

From cumulative effect
  of change in
  accounting principle               $         .05   $         .05            --              --
                                     -------------   -------------   -------------   -------------

Net income per share                 $         .25   $         .25   $         .12   $         .12
                                     =============   =============   =============   =============


(1) Computed under the "treasury stock" method using the average market price for the primary computation and using the higher of average or ending market prices for the fully diluted computation.

